Exhibit 32.1

FORD MOTOR CREDIT COMPANY LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company LLC (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.
the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Bannister
Michael E. Bannister
Chairman of the Board and Chief Executive Officer

Date:  November 8, 2010